PROSPECTUS Dated                                       Pricing Supplement No. 58
May 1, 2007                                            December 3, 2007



                               U.S. $9,815,000,000            Rule 424 (b)(3)
                                                          Registration Statement
                          FORD MOTOR CREDIT COMPANY LLC       No. 333-131062

                           FLOATING RATE DEMAND NOTES

                          - - - - - - - - - - - - - - -

                             Interest Rate Per Annum
                             - - - - - - - - - - - -


Period            Tier One Notes        Tier Two Notes         Tier Three Notes
Beginning         Under $15,000         $15,000-$50,000          Over $50,000
----------        --------------        ---------------        ----------------
12/03/2007          5.37%               5.52%                 5.67%